EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Class A common stock of HashiCorp, Inc.

Dated: May 15, 2025

GGV CAPITAL V L.P.

GGV CAPITAL V ENTREPRENEURS FUND L.P.

BY:  GGV CAPITAL V L.L.C.

ITS:  GENERAL PARTNER

By: /s/ Terence Jen

Terence Jen

Attorney-in-fact

GGV CAPITAL V L.L.C.

By: /s/ Terence Jen

Terence Jen

Attorney-in-fact

GGV CAPITAL SELECT L.P.

BY:  GGV CAPITAL SELECT L.L.C.

ITS:  GENERAL PARTNER

By: /s/ Terence Jen

Terence Jen

Attorney-in-Fact

GGV CAPITAL SELECT L.L.C.

By: /s/ Terence Jen

Terence Jen

Attorney-in-Fact

GGV VII INVESTMENTS L.L.C.

BY:  GGV CAPITAL VII L.L.C.

ITS:  MANAGER

By: /s/ Terence Jen

Terence Jen

Attorney-in-fact

GGV CAPITAL VII L.L.C.

By: /s/ Terence Jen

Terence Jen

Attorney-in-fact

GGV VII PLUS INVESTMENTS L.L.C.

BY:  GGV CAPITAL VII PLUS L.L.C.

ITS:  MANAGER

By: /s/ Terence Jen

Terence Jen

Attorney-in-fact

GGV CAPITAL VII PLUS L.L.C.

By: /s/ Terence Jen

Terence Jen

Attorney-in-fact

GGV CAPITAL LLC

By: /s/ Terence Jen

Terence Jen

Attorney-in-fact

/s/ Jixun Foo

Jixun Foo

/s/ Glenn Solomon

Glenn Solomon

/s/ Jenny Hong Wei Lee

Jenny Hong Wei Lee

/s/ Jeffrey Gordon Richards

Jeffrey Gordon Richards

/s/ Hans Tung

Hans Tung